                                                                     Exhibit 3.4


                            CERTIFICATE OF FORMATION

                                       OF

                            RYDER TRUCK RENTAL I LLC


         This Certificate of Formation of RYDER TRUCK RENTAL I LLC (the "LLC") is being duly executed and filed by Daniel Susik, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.)

         FIRST. The name of the limited liability company formed hereby is Ryder Truck Rental I LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of June, 1997.

                                                  /s/ Daniel Susik
                                             -----------------------------
                                                      Daniel Susik
                                                      Authorized Person